EXHIBIT 10.46

FIRST AMENDMENT TO

AGREEMENT OF SALE

This First Amendment to Agreement of Sale is dated this          day of December, 2007 (“Amendment”), by and between INTERNATIONAL PAPER COMPANY, a New York corporation (“Seller”), and KIRK & BLUM MANUFACTURING COMPANY, an Ohio corporation (“Purchaser”) under the following circumstances:

A. Seller and Purchaser are parties to that certain Agreement of Sale dated October 19, 2007 (“Agreement”), pursuant to which Seller agreed to sell, and Purchaser agreed to purchase, certain real estate more particularly set forth in the Agreement; and

B. Seller and Purchaser desire to enter into this Amendment to, among other things, extend the “Due Diligence Period”, and reduce the “Purchase Price”, all upon the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Purchaser and Seller hereby agree as follows:

1. The number “Four Million Three Hundred Thousand and 00/100 Dollars ($4,300,000.00)” contained in Section 2 of the Agreement is hereby deleted and replaced with the number “Four Million One Hundred Thousand and 00/100 ($4,100,000) Dollars”.

2. The words “sixty (60) days from the date of this Agreement” contained in Section 16(a) of the Agreement are hereby deleted and replaced with the words “from the date of this Agreement until January 21, 2008”.

3. Purchaser and Seller each acknowledge and agree that the Earnest Money Deposit shall remain refundable until expiration of the Due Diligence Period, as such term is amended hereby, without regard to any provision of Section 9 of the Agreement, or any other Section of the Agreement, to the contrary.

4. Except as amended, modified or altered hereby, the Agreement is not otherwise amended, modified or altered, and each of the parties hereto ratify, affirm and confirm each and every provision of the Agreement, as amended hereby.

5. This Amendment may be signed in any number of original, facsimile or electronic counterparts which, when taken together as a whole, shall constitute a single instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

SELLER:

INTERNATIONAL PAPER COMPANY,
A New York corporation

By:	/s/ William A. Merrigan

Printed Name: William A. Merrigan

Its:	VP- GSCD

PURCHASER:

KIRK & BLUM, an Ohio corporation

By:	/s/ Dennis W. Blazer

Printed Name: Dennis Blazer

Its:	Secretary, Treasurer

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